Exhibit 16




    [on letterhead]
    Grant Thornton LLP
    700 One Prudential Plaza
    130 E. Randolph Drive
    Chicago, IL 60601-6203
    312 856-0200


    March 24, 1997


    Office of the Chief Accountant
    Security and Exchange Commission
    Mail Stop 9-5
    450 Fifth Street N.W.
    Washington, D.C. 20549

             Re:  Tellabs, Inc.
                  File No. 0-9692

    Dear Sir or Madam:

    We have read Item 4 of the Form 8-K/A of Tellabs, Inc. dated
    March 24, 1996, and agree with the statements contained therein.

    Very truly yours,


    \s\ Grant Thornton LLP